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                                                                    EXHIBIT 4.10

                               VITAL LIVING, INC.

                            SERIES B PREFERRED STOCK

REVERSE OF PREFERRED STOCK CERTIFICATE - VITAL LIVING. INC. SERIES B PREFERRED STOCK THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SECURITIES SHALL NOT BE AVAILABLE FOR CONVERSION PRIOR TO TWELVE (12) MONTHS FROM THE DATE HEREOF.

         The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

         The Preferred Stock is designated as the Company's Series B Preferred Stock (the "Preferred Stock") and is subject to the terms and conditions of the Subscription Agreement (the "Subscription Agreement") of even date herewith between the Company and the Investor.

1. DIVIDEND PROVISIONS. The holders of the Preferred Stock will be entitled to a preferred dividend at the rate of 20% per annum, payable on the one year anniversary.

2. LIQUIDATION PREFERENCE. There shall be no liquidation preference. Upon liquidation of the Company, holders of Series B Shares shall receive distributions, if any, on a basis assuming the conversion of such shares into shares of Common Stock.

3.       REDEMPTION.

         This corporation has no right to redeem the Series B Preferred Stock.

4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time following the first anniversary of the date of issuance of such share at the office of this company or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock.

5. MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the

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certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable 'thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         (d) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

         (e) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

         (f) Notice. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

6. VOTING RIGHTS. The holder of each share of Preferred Stock shall not have any voting rights.

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                                    Exhibit A

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Preferred Stock or portion hereof)

The undersigned hereby irrevocably elects to convert shares of Preferred Stock represented by Certificate No. into shares of Common Stock, Par Value $0.001 per share (the "Common Stock"), of Vital Living, Inc. (the "Company") as of the Date of Conversion (which shall be the date of receipt by facsimile by the Company of this Notice of Conversion). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as reasonably requested by the Company or its Transfer Agent.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration under the Securities Act or in compliance with an exemption from registration under the Securities Act.

If the stock certificate is to be made out in another person's name, fill in the form below: (Print or type other person's name, address and zip code)

(Insert assignee's U.S. social security or tax identification number, if any)

Conversion calculations:
Date of Conversion

I Applicable Conversion Price
Total number of shares $
(assuming interest payable Accrued Interest in shares)
[Name of Holder]

By:
Name: Title:

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